UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2020

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On January 23, 2020, the Board of Directors of Soleno Therapeutics, Inc., following a review of the Company’s executive compensation program by its Compensation Committee and recommendations, approved certain increases to the base salaries for fiscal year 2020, the payment of cash bonuses for fiscal year 2019 and certain refresh equity awards for certain named executive officers as follows:

Name and Principal Position	Fiscal Year 2020 Annual Base Salary ($)(1)	Fiscal Year 2019 Cash Bonus Award ($)	Restricted Stock Units

Anish Bhatnagar Chief Executive Officer	$504,000	$82,250	381,000(2)

Kristen Yen Vice President of Clinical Operations	$265,000	$21,875	55,500(2)

Patricia Hirano Vice President of Regulatory Affairs	$300,000	$24,500	116,500(2)

(1)	Effective as of January 1, 2019
(2)	One fourth of the restricted stock units (“RSUs”) shall vest on January 23, 2021, and one fourth of the RSUs shall vest each anniversary thereafter, such that all of the shares will have vested as of January 23, 2024, subject to the executive’s continued service on each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: January 24, 2020

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer